As filed with the Securities and Exchange Commission on April 12, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

WEYERHAEUSER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

STATE OF WASHINGTON (State or Other Jurisdiction of Incorporation or Organization)	91-0470860 (I.R.S. Employer Identification No.)

33663 WEYERHAEUSER WAY SOUTH
FEDERAL WAY, WASHINGTON	98003
(Address of Principal Executive Offices)	(Zip Code)

WEYERHAEUSER COMPANY 1998 LONG-TERM INCENTIVE COMPENSATION PLAN
WEYERHAEUSER COMPANY PERFORMANCE SHARE PLAN
WEYERHAEUSER COMPANY INVESTMENT GROWTH PLAN
WEYERHAEUSER COMPANY 401(K) PLAN
NORPAC HOURLY 401(K) PLAN
WEYERHAEUSER COMPANY HOURLY 401(K) PLAN-NUMBER ONE
WEYERHAEUSER COMPANY HOURLY 401(K) PLAN-NUMBER TWO
TJ INTERNATIONAL, INC. INVESTMENT PLAN
WILLAMETTE INDUSTRIES STOCK PURCHASE PLAN
WILLAMETTE INDUSTRIES, INC. HOURLY EMPLOYEES’ 401(K) RETIREMENT PLAN
WILLMATCH EMPLOYEES’ SAVINGS 401(K) PLAN
(Full Title of the Plans)

Claire S. Grace
Corporate Secretary
Weyerhaeuser Company
Federal Way, Washington 98003
(253) 924-2345
(Name, Address and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered	Per Share	Price	Fee

Weyerhaeuser Company Shares, par value $1.25 per share(1)	27,365,500(2)(3)	$60.865(4)	$1,665,601,157.50(4)(5)	$153,235.31

     1  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

Part II:
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents listed in (a) through (e) below are incorporated herein by reference and all documents subsequently filed pursuant to Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents:

     (a)  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2001 filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act as amended; which contains audited financial statements for the Registrant’s latest fiscal year.

     (b)  All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s document referred to in (a) above, including the Registrant’s Current Reports on Form 8-K filed on January 24, January 29, February 26, February 28, March 28, and April 1, 2002.

     (c)  The description of the Registrant’s Common Stock contained in a registration statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     (d)  The contents of Registration statement numbers 333-74311, 333-53010, 333-56673, and 333-01565 filed with the Securities and Exchange Commission, including any amendments or reports filed for the purpose of updating such statements.

     (e)  All annual reports on Form 11-K filed by the Registrant’s Performance Share Plan, Investment Growth Plan, 401(k) Plan, Hourly 401(k) Plans, NORPAC Hourly 401(k) Plan,

     2  Pursuant to Instruction E to Form S-8, this registration statement registers additional shares of the Registrant’s Common Stock for the following benefit plans in the following amounts and for the following estimated aggregate value: 10,200,000 shares with an estimated aggregate value of $620,823,000 for the Weyerhaeuser Company 1998 Long-Term Incentive Compensation Plan, 807,000 shares with an estimated aggregate value of $49,118,055 for the Weyerhaeuser Company Performance Share Plan, 12,654,000 shares with an estimated aggregate value of $770,185,710 for the Weyerhaeuser Company Investment Growth Plan, 24,000 shares with an estimated aggregate value of $1,460,760 for the Weyerhaeuser Company 401(k) Plan, 2,875,000 shares with an estimated aggregate value of $174,986,875 for the Weyerhaeuser Company Hourly 401(k) Plan-Number One, 255,000 shares with an estimated aggregate value of $15,520,575 for the Weyerhaeuser Company Hourly 401(k)-Number Two, 97,000 shares with an estimated aggregate value of $5,903,905 for the NORPAC Hourly 401(k) Plan, and 375,000 shares with an estimated aggregate value of $22,824,375 for the TJ International, Inc. Investment Plan. The aggregate value is estimated based upon the Proposed Maximum Offering Price Per Share (see footnote 4) of $60.865.
     3  This registration statement also registers shares of the Registrant’s Common Stock for the following benefit plans in the following amounts and for the following estimated aggregate value: 76,000 shares with an estimated aggregate value of $4,625,740 for the Willamette Industries Stock Purchase Plan, 500 shares with an estimated aggregate value of $30,432.50 for the Willamette Industries, Inc. Hourly Employees’ 401(k) Retirement Plan, and 2,000 shares with an estimated aggregate value of $121,730 for the Willmatch Employees’ Savings 401(k) Plan. The aggregate value is estimated based upon the Proposed Maximum Offering Price Per Share (see footnote 4) of $60.865. This Registration Statement also includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
     4  The price per share is estimated to be $60.865 based on the average of the high ($61.40) and low ($60.33) for the common stock as reported on the New York Stock Exchange on April 9, 2002.
     5  Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

TJ International, Inc. Investment Plan, Willamette Industries Stock Purchase Plan, Willamette Industries, Inc. Hourly Employees’ 401(k) Retirement Plan and Willmatch Employees’ Savings 401(k) Plan pursuant to Section 15(d) of the Exchange Act after the date hereof.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant’s By-laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer or employee of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Business Corporation Act of the State of Washington (the “Act”), and any other applicable law, as from time to time in effect. Section 23B.08.510 of the Act, as amended, authorizes a court to award, or a corporation to grant, subject to certain limitations, indemnity to its directors and officers against reasonable expenses actually incurred in defending litigation against them in their capacities as directors and officers. This indemnity to directors and officers is sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Pursuant to section 23B.08.560 of the Act, the scope of the indemnification to the Registrant’s directors and officers includes a right to indemnification for all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) actually incurred by any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Pursuant to the Registrant’s Restated Articles of Incorporation, if the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. The Registrant’s Restated Articles of Incorporation also implements section 23B.08.320, which permits a corporation to limit the personal liability of directors to the corporation or its shareholders for monetary damages. The Registrant may also indemnify and advance expenses under sections 23B.08.510 through 23B.08.560 of the Act to an employee or agent of the corporation who is not a director to the same extent as to a director.

     The Registrant has obtained and maintains a standard form officers’ and directors’ liability insurance policy insuring its officers and directors against certain liabilities for certain acts or omissions while acting in their official capacity, including liability under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

Exhibit
Number	Description

5.1	Legality Opinion of Claire S. Grace
5.2	ERISA undertaking (contained in Item 9(e))
23.1	Consent of Attorney (included in opinion filed as Exhibit 5.1)
23.2	Consent of Arthur Andersen LLP
23.3	Consent of KPMG LLP
24	Power of Attorney (see signature page)

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 or Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)  The undersigned Registrant hereby undertakes that the Registrant will submit or has submitted the Plans to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS to qualify the Plans.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on April 12, 2002.

WEYERHAEUSER COMPANY
By	/s/ Claire S. Grace

Claire S. Grace Corporate Secretary

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert A. Dowdy, and Claire S. Grace, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any other documents filed in connection with any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person could or might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven R. Rogel Steven R. Rogel	President, Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2002

/s/ William C. Stivers William C. Stivers	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 12, 2002

/s/ Steven J. Hillyard Steven J. Hillyard	Vice President and Controller (Principal Accounting Officer)	April 12, 2002

Signature	Title	Date

/s/ W. John Driscoll W. John Driscoll	Director	April 12, 2002

/s/ Richard F. Haskayne Richard F. Haskayne	Director	April 12, 2002

/s/ Robert J. Herbold Robert J. Herbold	Director	April 12, 2002

/s/ Martha R. Ingram Martha R. Ingram	Director	April 12, 2002

/s/ John I. Kieckhefer John I. Kieckhefer	Director	April 12, 2002

/s/ Arnold G. Langbo Arnold G. Langbo	Director	April 12, 2002

/s/ Rt. Hon. Donald F. Manzankowski Rt. Hon. Donald F. Manzankowski	Director	April 12, 2002

/s/ William D. Ruckelshaus William D. Ruckelshaus	Director	April 12, 2002

/s/ Richard H. Sinkfield Richard H. Sinkfield	Director	April 12, 2002

/s/ James N. Sullivan James N. Sullivan	Director	April 12, 2002

/s/ Clayton K. Yeutter Clayton K. Yeutter	Director	April 12, 2002

PLAN SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, each of the following Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on April 12, 2002.

WEYERHAEUSER COMPANY PERFORMANCE SHARE PLAN
WEYERHAEUSER COMPANY INVESTMENT GROWTH PLAN
WEYERHAEUSER COMPANY 401(K) PLAN
NORPAC HOURLY 401(K) PLAN
WEYERHAEUSER COMPANY HOURLY 401(K) PLAN-NUMBER ONE
WEYERHAEUSER COMPANY HOURLY 401(K) PLAN-NUMBER TWO
TJ INTERNATIONAL, INC. INVESTMENT PLAN
WILLAMETTE INDUSTRIES STOCK PURCHASE PLAN
WILLAMETTE INDUSTRIES, INC. HOURLY EMPLOYEES’ 401(K) RETIREMENT PLAN
WILLMATCH EMPLOYEES’SAVINGS 401(K) PLAN

By	/s/ Marilyn W. Wilfong

Marilyn W. Wilfong Director-Employee Benefits

INDEX TO EXHIBITS

Exhibit		Sequentially
Number	Description	Numbered Page

5.1	Legality Opinion of Claire S. Grace	11
5.2	ERISA undertaking (contained in Item 9(e))	5
23.1	Consent of Attorney (included in opinion filed as Exhibit 5.1)	11
23.2	Consent of Arthur Andersen LLP	13
23.3	Consent of KPMG LLP	15
24	Power of Attorney (see signature page)	6